Exhibit 2.5
EXECUTION VERSION
UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE
     FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned AMERICAN PACIFIC CORPORATION, a Delaware corporation (hereinafter referred to as “Guarantor”), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce AEROJET-GENERAL CORPORATION, an Ohio corporation (“Aerojet”) and AEROJET FINE CHEMICALS, LLC, a Delaware limited liability company (“Seller”, and together with Aerojet, the “Guaranteed Party”), to enter into the Purchase Agreement by and among Seller, Guarantor, and the Guaranteed Party dated as of July 12, 2005, as amended (the “Purchase Agreement”), under which Purchase Agreement Guarantor has assigned its rights to Ampac Fine Chemicals LLC, a California limited liability company (“Assignee”), and which Purchase Agreement as assigned to Ampac Fine Chemicals will be to the direct interest, advantage and benefit of Guarantor, Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to the Guaranteed Party the full and prompt payment when due and performance of any and all other obligations of Assignee as to the Guaranteed Party under the Purchase Agreement (as successor by assignment to Purchaser), Ground Lease and the Warehouse Lease including, without limitation, payment of the Purchase Price, payment under the Ground Lease and Warehouse Lease, and payment of the Earn Out and Note, in the event that the Assignee issues the Note. All capitalized terms used herein that are defined in the Purchase Agreement shall have all the same meanings herein as set forth therein unless specifically defined in this Guaranty.
     1. Agreement to Pay and Perform; Costs of Collection. Guarantor does hereby agree that if any and all sums which are now or may hereafter become due from Assignee to the Guaranteed Party under the Purchase Agreement are not paid by Assignee in accordance with the terms of the Purchase Agreement, or if any and all other obligations of Assignee (as successor by assignment to Purchaser) to the Guaranteed Party under the Purchase Agreement, the Ground Lease and/or the Warehouse Lease, are not performed by Assignee in accordance with their terms, Guarantor will immediately upon demand from the Guaranteed Party make such payments and perform such obligations. Guarantor shall make each payment hereunder, without deduction (whether for taxes or otherwise), set-off or counterclaim, on the day when due in same day or immediately available funds, and in U.S. dollars.
     2. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Assignee or any other person, nor against securities or liens available to the Guaranteed Party, its successors, successors in title, endorsees or assigns.
     Guarantor hereby waives any right, whether legal or equitable, statutory or non-statutory, to require the Guaranteed Party to proceed against or take any action against or pursue any remedy with respect to Assignee or any other person or entity or make presentment or demand for performance or give any notice of nonperformance before the Guaranteed Party may enforce rights against Guarantor hereunder and, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 2, including any rights and defenses which are or may become available to Guarantor by reason of California Civil Code §§ 2787 through 2855, 2899 and 3433. The unconditional obligation of

Guarantor hereunder will not be affected, impaired or released by any extension, waiver, amendment or thing whatsoever which would release a guarantor or surety (other than performance).
     Guarantor shall not have any right to require the Guaranteed Party to obtain or disclose any information with respect to (i) the financial condition or character of the Guaranteed Party or any other person or entity or the ability of the Guaranteed Party or any other person or entity to pay and perform the obligations guaranteed hereby; (ii) the obligations guaranteed hereby; (iii) any collateral or other security for any or all of the obligations guaranteed hereby; (iv) the existence or nonexistence of any other guarantees of all or any part of the obligations guaranteed hereby; (v) any action or inaction on the part of the Guaranteed Party or any other person or entity; or (vi) any other matter, fact or occurrence whatsoever.
     3. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by the Guaranteed Party except in writing by the Guarantor, the Guaranteed Party and Assignee. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Assignee under, by reason of, or pursuant to the Purchase Agreement have been completely performed.
     4. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below, and effective as provided below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, on the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least five (5) Business Days prior Notice thereof, Guarantor or the Guaranteed Party shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:
     The address of the Guarantor is:
American Pacific Corporation
3770 Howard Hughes Parkway
Suite 300
Las Vegas, NV 89109
Attention: Chief Financial Officer
Telecopy: (702) 699-4181

     with a copy to:
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Zane O. Gresham, Esq.
Telecopy: (415) 268-7145
     The address of the Guaranteed Party is:
Aerojet-General Corporation
c/o GenCorp Inc.
Highway 50 and Aerojet Road
Rancho Cordova, California 95670
Attention: Chief Financial Officer
Telecopy: (916) 351-8668
     with a copy to:
GenCorp Inc.
Highway 50 and Aerojet Road
Rancho Cordova, California 95670
Attention: Deputy General Counsel
Telecopy: (916) 351-8665
     and with a copy to:
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, District of Columbia 20037
Attention: William Horton, Esq.
Telecopy: (202) 663-8007
     5. Governing Law. THIS GUARANTY AND THE OBLIGATIONS OF GUARANTOR HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
     6. CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. NO SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY

SIMILAR DOMESTIC OR FOREIGN AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND GUARANTOR HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT WHICH IT MAY OTHERWISE HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY.
     7. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of the Guaranteed Party, its successors, successors in title, legal representatives and assigns.
     8. Assignment by the Guaranteed Party. This Guaranty is assignable by the Guaranteed Party in whole or in part in conjunction with any assignment of the Guaranteed Party’s obligations under the Purchase Agreement, and any assignment hereof or any transfer or assignment of the Guaranteed Party’s obligations under the Purchase Agreement by the Guaranteed Party shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to the Guaranteed Party.
     9. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.
     10. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     11. Limitation on Liability. NO OBLIGATION OR LIABILITY WHATSOEVER OF THE GUARANTOR WHICH MAY ARISE AT ANY TIME UNDER THIS GUARANTY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF THE GUARANTOR’S STOCKHOLDERS, OFFICERS OR DIRECTORS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTHING HEREIN SHALL DIMINISH OR IMPAIR THE RIGHTS OF THE GUARANTEED PARTY TO PURSUE ANY REMEDY AGAINST ANY ASSETS OF THE GUARANTOR.
     12. No Assignment by Guarantor. The Guarantor shall not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of the Guaranteed Party.
     13. Corporate Separateness. The Guaranteed Party and all other direct and indirect beneficiaries of this Guaranty, by accepting the benefits provided in this Guaranty, agree that Guarantor and Assignee are separate and distinct legal entities, with separate and distinct credit.
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     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the 30th day of November, 2005.

AMERICAN PACIFIC CORPORATION,

a Delaware corporation

By:	/s/ Seth L. Van Voorhees

Title:	VP, Chief Financial Officer

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